Three Canal Plaza
Portland, Maine 04101
(855) 328-7691
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INFORMATION STATEMENT
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September 7, 2018

This document is an Information Statement for the shareholders of the Acuitas US Microcap Fund (the "Fund"), a series of Forum Funds II (the "Trust"). The purpose of this Information Statement is to provide you with information regarding the approval by the Board of Trustees of the Trust (the "Board") of:

1.
Quantum Capital Management ("Quantum") as a subadviser to the Fund, pursuant to an investment subadvisory agreement between Acuitas Investments, LLC ("the "Adviser") and Quantum, effective July 17, 2018 (the "Quantum Subadvisory Agreement"); and

2.
AltraVue Capital, LLC ("AltraVue") as a subadviser to the Fund, pursuant to an investment subadvisory agreement between the Adviser and AltraVue, effective July 17, 2018 (the "AltraVue Subadvisory Agreement").

Under the Quantum Subadvisory Agreement, Quantum provides advisory services to a portion of the Fund's portfolio (the "Quantum Managed Portion") and under the AltraVue Subadvisory Agreement, AltraVue provide advisory services to a portion of the Fund's portfolio (the "AltraVue Managed Portion").

This Information Statement is intended to be mailed to the shareholders of record of the Fund as of August 31, 2018 (the "Record Date") on or about September 7, 2018.

WE ARE NOT ASKING YOU FOR A PROXY AND THIS IS NOT A REQUEST TO SEND US A PROXY.
THIS IS FOR YOUR INFORMATION ONLY.

Background

Acuitas Investments, LLC, located at 520 Pike Street, Suite 1221, Seattle, WA 98101, serves as the investment adviser to the Fund pursuant to an agreement between the Trust and the Adviser (the "Advisory Agreement"). Under the Advisory Agreement, the Adviser is primarily responsible for the day-to-day management of the Fund. In addition, subject to the supervision of the Adviser and the Board, various asset managers serve as subadvisers to the Fund and are responsible for the day-to-day portfolio management of the Fund's assets, as further described in the Fund's prospectus. The portion of the Fund's portfolio managed by a subadviser will be determined from time to time by the Adviser, potentially in consultation with such subadviser, subject to capacity constraints.

The U.S. Securities and Exchange Commission has granted an exemptive order to the Trust and the Adviser that generally permits the Adviser, subject to certain conditions, including approval by the Board, to: (i) select unaffiliated subadvisers for the Fund; (ii) enter into and materially modify existing advisory agreements between the Adviser and such subadvisers; and (iii) terminate and/or hire unaffiliated subadvisers without obtaining approval of the Fund's shareholders.  One of the conditions of the exemptive order is that, within 90 days after the hiring of a new subadviser without shareholder approval, the Fund must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of a subadvisory agreement ("Information Statement"). This Information Statement is being provided to you to satisfy this condition of the exemptive relief with respect to the Quantum Subadvisory Agreement and AltraVue Subadvisory Agreement (together, the "Subadvisory Agreements".

Information about the Adviser

The Adviser oversees the Fund's investments in accordance with its investment objective, policies and limitations pursuant to the Advisory Agreement, as initially approved by the Board, including a majority of the independent Board members, on June 12, 2014, and most recently renewed by the Board at an in-person meeting held on June 15, 2018.

The Fund pays the Adviser an advisory fee of 1.40% of the average daily net assets of the Fund. For the fiscal year ended June 30, 2018, the advisory fee owing to the Adviser under the Advisory Agreement was $1,373,461. The Adviser has contractually agreed to waive its fee and/or reimburse Fund expenses to limit the total annual fund operating expenses (excluding all taxes, interest, portfolio transaction expenses, acquired fund fees and expenses, proxy expenses, and extraordinary expenses) of Institutional Shares to 1.70% and Investor Shares to 1.95% through November 1, 2018. The Adviser may not discontinue or reduce its obligations under this waiver and reimbursement obligation without the approval of the Board. For the fiscal year ended June 30, 2018, the Adviser waived $82,163 (or 0.08%) in order to keep the expenses of the Fund within the above-referenced cap. In addition, the Adviser is responsible for payment of all sub-advisory fees and pays the subadvisers to the Fund directly out of the advisory fees it receives. The aggregate amount paid by the Adviser to its subadvisers for the fiscal year ended June 30, 2018 was $484,408 (or 0.49%). As a result of the Adviser's expense waiver and subadviser obligations, the actual advisory fee rate retained by the Adviser for the fiscal year ended June 30, 2018 was approximately $806,890 (or 0.83%).

Information about the Subadvisers

Quantum Capital Management

Quantum Capital Management Ltd., 311 California Street, Suite 510, San Francisco, California 94104, is a registered investment adviser under the Investment Advisers Act of 1940. Quantum was founded in 1996 and provides investment advisory services to private investors and institutions. Quantum is wholly-owned, independent subsidiary of Sterling Bank & Trust, FSB ("Sterling"), and is not an affiliated person of the Adviser.

Quantum employs a US microcap strategy for the Quantum Managed Portion of the Fund. This strategy uses fundamental research to identify companies with growth characteristics and attractive valuation in order to achieve a favorable return profile. The portfolio manager at Quantum who is responsible for the day-to-day management of the Quantum Managed Portion is Tim Chatard, CFA.

No officers or Trustees of the Trust were officers, employees, directors, general partners, or shareholders of Quantum. In addition, no Trustee of the Trust has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Quantum, any parent or subsidiary of Quantum, or any subsidiary of a parent of such entities was or is to be a party.

The following table lists the directors and principal executive officers of Quantum. The address of each individual listed below is c/o Quantum Capital Management, 311 California Street, Suite 510, San Francisco, California 94104.

Name  Principal Occupation
Howard B. Aschwald  Chief Investment Officer
Daniel C. Young         Chief Compliance Officer
John D. Clifford           Chief Operations Officer
Peter C. Sinatra          Chief Executive Officer

AltraVue Capital, LLC

AltraVue Capital LLC, 11747 NE 1st St., Bellevue, Washington 98005, is registered as an investment adviser under the Investment Advisers Act of 1940. AltraVue was founded in 2016 and provides investment advisory services to high net worth individuals, institutional pension funds, and pooled vehicles. AltraVue is wholly-owned by active employees and is not an affiliated person of the Adviser.

AltraVue employs a US microcap strategy for the AltraVue Managed Portion of the Fund. This strategy consists of a core investment philosophy focused on value, perspective, and behavior. The portfolio managers at AltraVue who are responsible for the day-to-day management of the AltraVue Managed Portion are DeShay McCluskey,CFA and Touk Sinantha, CFA.

No officers or Trustees of the Trust were officers, employees, directors, general partners, or shareholders of AltraVue. In addition, no Trustee of the Trust has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which AltraVue, any parent or subsidiary of AltraVue, or any subsidiary of a parent of such entities was or is to be a party.

The following table lists the directors and principal executive officers of AltraVue. The address of each individual listed below is c/o AltraVue Capital LLC, 11747 NE 1st St., Bellevue, Washington 98005.

Name  Principal Occupation
DeShay G. McCluskey  Managing Partner
Touk Sinantha   Managing Partner
Thomas E. Parkhurst    Chief Compliance Officer

The Subadvisory Agreements

The Subadvisory Agreements became effective on July 17, 2018. The Subadvisory Agreements provide that Quantum and AltraVue are each responsible for, among other things (i) making decisions with respect to all purchases and sales of securities and other investment assets with their respective Managed Portions; (ii) selecting brokers and dealers through which securities transactions are to be executed; (iii) voting proxies on behalf of the Fund with respect to securities purchased in their respective Managed Portions and providing voting information to the Fund and their agents in relation to the Fund's annual proxy voting reports filed on Form N-PX; and (iv) maintaining certain records required under the relevant provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Subadvisory Agreements provide that neither Quantum nor AltraVue are responsible for any action taken or omitted, except for liability resulting from Quantum's or AltraVue's own bad faith, willful misfeasance or gross negligence in the performance of their respective duties or reckless disregard of such duties and obligations. The Subadvisory Agreements do not include a waiver or limitation of any rights which the Adviser or the Trust may have under any federal securities laws.

The Subadvisory Agreements will continue in effect for an initial term of no more than two years. Thereafter, each Subadvisory Agreement will continue in effect for the Fund only if approved annually by a majority of the Independent Trustees and either by the Board or by vote of a majority of the outstanding voting securities of the Fund.

Each Subadvisory Agreement is terminable at any time without penalty by the Board, by a majority vote of the Fund's shareholders or, on 60 days' notice by Quantum or AltraVue, respectively, or the Adviser. Pursuant to the Investment Company Act, each Subadvisory Agreement terminates automatically in the event of its assignment or upon termination of the Fund's Advisory Agreement with the Adviser.

Board Considerations in Approving the Subadvisory Agreements

Acuitas U.S. Microcap Fund (the "Fund") – Quantum Capital Management

At the June 15, 2018 Board meeting (the "June meeting"), the Board, including the Independent Trustees, met in person and considered the approval of a new investment subadvisory agreement between Acuitas Investments, LLC ("Adviser") and Quantum Capital Management ("Subadviser") pertaining to the Fund (the "Subadvisory Agreement"). The Subadvisory Agreement was being considered in connection with the anticipated termination of a subadvisory agreement between the Adviser and WCM Investment Management ("WCM") due to WCM no longer offering a microcap strategy appropriate for its respective portion of the Microcap Fund (the "Sleeve"). In preparation for its deliberations, the Board requested and reviewed written responses from the Subadviser to a due diligence questionnaire circulated on the Board's behalf concerning the Subadviser's personnel, operations, financial condition, performance, compensation, and services to be provided to the Sleeve by the Subadviser. The Board also discussed the materials with Fund/Trustee Counsel and, as necessary, with the Trust's administrator, Atlantic Fund Services. During its deliberations, the Board received an oral presentation from the Adviser and Subadviser and was assisted by the advice of Fund/Trustee Counsel.

Nature, Extent and Quality of Services

The Board received a presentation from senior representatives of the Subadviser and the Adviser and discussed the Subadviser's personnel, operations and financial condition. In this context, the Board considered the adequacy of the Subadviser's resources and the quality of services to be provided by the Subadviser under the Subadvisory Agreement. The Board reviewed information regarding the experience, qualifications and professional background of the portfolio managers and other personnel at the Subadviser who would have responsibility for the Sleeve. The Board considered the investment philosophy and decision-making processes of those professionals and the capability and integrity of the Subadviser's senior management and staff. The Board also evaluated the anticipated quality of the Subadviser's services with respect to regulatory compliance and compliance with client investment policies and restrictions. In addition, the Board took into consideration the Adviser's recommendation with respect to the Subadviser. The Board noted the Subadviser's representation that it is financially stable and able to provide investment advisory services to the Fund. The Board concluded that, overall, it was satisfied with the nature, extent, and quality of services to be provided to the Fund by the Subadviser under the Subadvisory Agreement.

Costs of Services and Profitability

The Board noted that the Adviser, and not the Fund, was responsible for paying the subadvisory fees due under the Subadvisory Agreement. The Board considered information regarding the costs of services provided or profits to be realized by the Subadviser from its relationship with the Fund, but emphasized the arm's-length nature of the relationship between the Adviser and the Subadviser with respect to the negotiation of the subadvisory fee rate that would apply. The Board concluded that the Subadviser's profitability was not a material factor in determining whether or not to approve the Subadvisory Agreement.

Performance

Recognizing that the Subadviser was new and had not yet managed any portion of the Fund, the Board evaluated the Adviser's assessment of the Subadviser's historical performance in managing a strategy similar to the one to be employed for the Sleeve, noting the Adviser had expressed satisfaction with the performance of the Subadviser and that the Adviser had recommended the approval of the Subadvisory Agreement. Based on the Adviser's evaluation of the Subadviser's performance and other relevant facts and circumstances, the Board concluded that the Subadviser's management of the Sleeve could benefit the Fund and its shareholders.

Compensation

The Board reviewed the Subadviser's proposed compensation for providing subadvisory services to the Fund and noted that the subadvisory fee received by the Subadviser would be the same as the subadvisory fee received by WCM. The Board considered information regarding the proposed compensation to be paid to the Subadviser as a result of its relationship with the Fund, and also noted the arm's-length nature of the relationship between the Adviser and the Subadviser with respect to the negotiation of the subadvisory fee rate that would apply to the Subadviser. As a result, the Board concluded that the proposed compensation for providing subadvisory services to the Fund was not a material factor in considering the approval of the Subadvisory Agreement.

Economies of Scale

The Board considered whether the Fund would benefit from any economies of scale with respect to the Subadvisory Agreement. The Board noted that because the Adviser, and not the Fund, pays the subadvisory fee, shareholders would not benefit from any economies of scale in the form of breakpoints in the subadvisory fee rate. Based on the foregoing information and other materials presented, the Board concluded that economies of scale were not a material factor in approving the Subadvisory Agreement.

Other Benefits

The Board noted the Subadviser's representation that, aside from its contractual subadvisory fees, it does not benefit in a material way from its relationship with the Fund. As a result, other benefits accrued by the Subadviser were not a material factor in approving the Subadvisory Agreement.

Conclusion

The Board did not identify any single factor as being of paramount importance, and different Trustees may have given different weight to different factors; however, in light of the fact that the Fund is a multi-manager Fund for which the Adviser identifies subadvisers whose strategies it seeks to combine to achieve the Fund's investment objective, the Board gave significant weight to the Adviser's recommendation that the Subadviser be appointed as a subadviser to the Fund and to the Adviser's representation that the appointment of the Subadviser would positively contribute to the Adviser successfully executing the overall strategy of the Fund. Based on its review, including consideration of each of the factors referenced above, the Board (including a majority of the Independent Trustees) determined, in the exercise of its reasonable business judgment, that the subadvisory arrangement, as outlined in the Subadvisory Agreement, was fair and reasonable in light of the services to be performed, expenses to be incurred by the Fund and such other matters as the Board considered relevant.

Acuitas U.S. Microcap Fund (the "Fund") – AltraVue Capital, LLC

At the June 15, 2018 Board meeting (the "June meeting"), the Board, including the Independent Trustees, met in person and considered the approval of a new investment subadvisory agreement between Acuitas Investments, LLC ("Adviser") and AltraVue Capital, LLC ("Subadviser") pertaining to the Fund (the "Subadvisory Agreement"). The Subadvisory Agreement was being considered in connection with the anticipated termination of a subadvisory agreement between the Adviser and WCM Investment Management ("WCM") due to WCM no longer offering a microcap strategy appropriate for its respective portion of the Microcap Fund (the "Sleeve"). In preparation for its deliberations, the Board requested and reviewed written responses from the Subadviser to a due diligence questionnaire circulated on the Board's behalf concerning the Subadviser's personnel, operations, financial condition, performance, compensation, and services to be provided to the Sleeve by the Subadviser. The Board also discussed the materials with Fund/Trustee Counsel and, as necessary, with the Trust's administrator, Atlantic Fund Services. During its deliberations, the Board received an oral presentation from the Adviser and Subadviser and was assisted by the advice of Fund/Trustee Counsel.

Nature, Extent and Quality of Services

The Board received a presentation from senior representatives of the Subadviser and the Adviser and discussed the Subadviser's personnel, operations and financial condition. In this context, the Board considered the adequacy of the Subadviser's resources and the quality of services to be provided by the Subadviser under the Subadvisory Agreement. The Board reviewed information regarding the experience, qualifications and professional background of the portfolio managers and other personnel at the Subadviser who would have responsibility for the Sleeve. The Board considered the investment philosophy and decision-making processes of those professionals and the capability and integrity of the Subadviser's senior management and staff. The Board also evaluated the anticipated quality of the Subadviser's services with respect to regulatory compliance and compliance with client investment policies and restrictions. In addition, the Board took into consideration the Adviser's recommendation with respect to the Subadviser. The Board noted the Subadviser's representation that it is financially stable and able to provide investment advisory services to the Fund. The Board concluded that, overall, it was satisfied with the nature, extent, and quality of services to be provided to the Fund by the Subadviser under the Subadvisory Agreement.

Costs of Services and Profitability

The Board noted that the Adviser, and not the Fund, was responsible for paying the subadvisory fees due under the Subadvisory Agreement. The Board considered information regarding the costs of services provided or profits to be realized by the Subadviser from its relationship with the Fund, but emphasized the arm's-length nature of the relationship between the Adviser and the Subadviser with respect to the negotiation of the subadvisory fee rate that would apply. The Board concluded that the Subadviser's profitability was not a material factor in determining whether or not to approve the Subadvisory Agreement.

Performance

Recognizing that the Subadviser was new and had not yet managed any portion of the Fund, the Board evaluated the Adviser's assessment of the Subadviser's historical performance in managing a strategy similar to the one to be employed for the Sleeve, noting the Adviser had expressed satisfaction with the performance of the Subadviser and that the Adviser had recommended the approval of the Subadvisory Agreement. Based on the Adviser's evaluation of the Subadviser's performance and other relevant facts and circumstances, the Board concluded that the Subadviser's management of the Sleeve could benefit the Fund and its shareholders.

Compensation

The Board reviewed the Subadviser's proposed compensation for providing subadvisory services to the Fund and noted that the subadvisory fee received by the Subadviser would be the same as the subadvisory fee received by WCM. The Board considered information regarding the proposed compensation to be paid to the Subadviser as a result of its relationship with the Fund, and also noted the arm's-length nature of the relationship between the Adviser and the Subadviser with respect to the negotiation of the subadvisory fee rate that would apply to the Subadviser. As a result, the Board concluded that the proposed compensation for providing subadvisory services to the Fund was not a material factor in considering the approval of the Subadvisory Agreement.

Economies of Scale

The Board considered whether the Fund would benefit from any economies of scale with respect to the Subadvisory Agreement. The Board noted that because the Adviser, and not the Fund, pays the subadvisory fee, shareholders would not benefit from any economies of scale in the form of breakpoints in the subadvisory fee rate. Based on the foregoing information and other materials presented, the Board concluded that economies of scale were not a material factor in approving the Subadvisory Agreement.

Other Benefits

The Board noted the Subadviser's representation that, aside from its contractual subadvisory fees, it does not benefit in a material way from its relationship with the Fund. As a result, other benefits accrued by the Subadviser were not a material factor in approving the Subadvisory Agreement.

Conclusion

The Board did not identify any single factor as being of paramount importance, and different Trustees may have given different weight to different factors; however, in light of the fact that the Fund is a multi-manager Fund for which the Adviser identifies subadvisers whose strategies it seeks to combine to achieve the Fund's investment objective, the Board gave significant weight to the Adviser's recommendation that the Subadviser be appointed as a subadviser to the Fund and to the Adviser's representation that the appointment of the Subadviser would positively contribute to the Adviser successfully executing the overall strategy of the Fund. Based on its review, including consideration of each of the factors referenced above, the Board (including a majority of the Independent Trustees) determined, in the exercise of its reasonable business judgment, that the subadvisory arrangement, as outlined in the Subadvisory Agreement, was fair and reasonable in light of the services to be performed, expenses to be incurred by the Fund and such other matters as the Board considered relevant.

Fund Ownership Information

As of the Record Date, there were 4,749,349.093 shares outstanding of the Fund's Institutional Share class. There were no shares outstanding of the Fund's Investor Share class. Each share shall be entitled to one vote on any matter in which it is entitled to vote. As of the Record Date, to the best of the Trust's knowledge, the Board and officers of the Trust as a group owned less than 1% of the outstanding shares of beneficial interest of the Fund. The following table sets forth, to the best of the Trust's knowledge, the name, number and percentage of shares of persons that owned beneficially, or of record, more than 5% of the outstanding shares of the Fund as of the Record Date.

Institutional Shares
Name of Beneficial Owner	Number of Shares	Percentage of Class
National Financial Services, LLC – FBO Customers 499 Washington Blvd. Jersey City, NJ 07310	4,330,747.537	91.19%
Charles Schwab & Co. – FBO Customers 211 Main Street San Francisco, CA 94105	370,786.894	7.81%

Additional Information

Shareholders can find additional information about the Fund in the Fund's most recent annual report dated as of June 30, 2018, and in the Fund's semi-annual report dated as of December 31, 2018, when available. Shareholders may obtain copies of these materials free of charge by calling 1-844-805-5628 or writing to the Fund, c/o Atlantic Fund Administration LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Shareholders may request another copy of this Information Statement or the annual report by writing to the Fund at the address above or by calling the telephone number above.

The Trust does not hold regularly scheduled meetings of shareholders of the Fund. Shareholders of at least 10% of the outstanding shares entitled to vote may request a special meeting of the shareholders. Any shareholder proposal and request for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a requested shareholder meeting should send their written request for a special meeting and proposals to Secretary, Forum Funds II, Atlantic Fund Administration LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101, Attn: Shareholder Proposals.

Other Service Providers

Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 300, Portland, Maine 04101, is the Fund's principal underwriter. Atlantic Fund Services, Three Canal Plaza, Suite 600, Portland, Maine 04101 is the Fund's administrator.